Exhibit 32.1

RF MONOLITHICS, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906

OF SARBANES – OXLEY ACT OF 2002

The undersigned, Farlin A. Halsey, Chief Executive Officer and President of RF Monolithics, Inc. (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 21st day of November, 2011.

/s/ Farlin A. Halsey
Name: Farlin A. Halsey
Title: Chief Executive Officer and President

*A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.